Exhibit 99.1

Statement Under Oath of Principal Executive Officer

Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Bradbury H. Anderson, state and attest that:

1.                                       To the best of my knowledge, based upon a review of the covered reports of Best Buy Co., Inc., and, except as corrected or supplemented in a subsequent covered report:

•                  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•                  no covered report omitted a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

2.                                       I have reviewed the contents of this statement with the Company’s audit committee.

3.                                       In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•                  the Annual Report on Form 10-K for the Fiscal Year Ended March 2, 2002, of Best Buy Co., Inc., filed with the Commission on May 30, 2002;

•                  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Best Buy Co., Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•                  any amendments to any of the foregoing.

/s/ Bradbury H. Anderson	Subscribed and sworn to before me this
Bradbury H. Anderson	16th day of September 2002.
Vice Chairman of the Board
and Chief Executive Officer	/s/ Debra L. Selle
September 16, 2002	Notary Public
My Commission Expires: 1/31/05 (Notary Seal)